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                    [MORRISON & FOERSTER LLP LETTERHEAD]



                              January 30, 1998


Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

     Re:  Shares of Common Stock of
          Stagecoach Funds, Inc.
          -------------------------

Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 41 and Amendment No. 42 to the Registration Statement on Form N-1A (SEC File Nos. 33-42927 and 811-6419) (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the following Funds: Arizona Tax-Free, Balanced, California Tax-Free Bond, California Tax-Free Income, Equity Value, Growth, Intermediate Bond, Money Market Mutual, Money Market Trust, National Tax-Free, National Tax-Free Money Market Mutual, Oregon Tax-Free, Overland Express Sweep, Prime Money Market Mutual, Short-Intermediate U.S. Government Income, Small Cap, Treasury Money Market Mutual, and U.S. Government Income (collectively, the "Shares").

     We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.

     We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company through December 31, 1997.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Company has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Company.
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     We consent to the inclusion of this opinion as an exhibit to the
Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "The Fund(s) and Management" in the Prospectuses for the Money Market Mutual Fund (Class S), Money Market Trust, Prime Money Market Mutual Fund (Class A), and Treasury Money Market Mutual Fund (Class E) and "Additional Services and Other Information - Glass-Steagall Act" in the Prospectuses for the other Funds and Classes, which are included as part of the Registration Statement.


                                Very truly yours,

                                /s/ MORRISON & FOERSTER LLP

                                MORRISON & FOERSTER LLP